                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                            ORIENTAL BANK AND TRUST

                                       AND

                           MR. JOSE ENRIQUE FERNANDEZ



     AGREEMENT made as of the 1st day of September 1996, by and between ORIENTAL BANK AND TRUST, a Puerto Rico chartered commercial bank which has its principal office in San Juan, Puerto Rico (sometimes hereinafter referred to as the "Bank") and MR. JOSE ENRIQUE FERNANDEZ (sometimes hereinafter referred to as the "Chief Executive Officer").

                                   WITNESSETH:

     WHEREAS, Mr. Jose Enrique Fernandez has been the President and Chief Executive Officer of the Bank since October, 1988 and the retention of his services for and on behalf of the Bank is of material importance to the preservation and enhancement of the value of the Bank's business;

     WHEREAS, the Bank and the Chief Executive Officer desire to enter into this Agreement and intend that this Agreement shall supersede and replace the Employment Agreement, dated as of September 1, 1993, between the Chief Executive Officer and the Bank;

     NOW THEREFORE, in consideration of the mutual covenants set forth, the Bank and the Chief Executive Officer do hereby agree as follows:

1.   TERM OF EMPLOYMENT

     1.1 The Bank hereby employs Mr. Jose Enrique Fernandez as President and Chief Executive Officer as hereinafter provided, and the Chief Executive Officer hereby accepts said employment and agrees to render such services to the Bank on the terms and conditions set forth in this Agreement for a term of three (3) years commencing September 1, 1996 (the "Effective Date") and terminating August 31, 1999, unless further extended or sooner terminated in accordance with the terms and conditions hereinafter set forth.

     On each anniversary of the Effective Date, one additional year shall be added to the remaining term of this Agreement,

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                                  -2-

unless, not less than one hundred twenty (120) days in advance of the anniversary date on which this Agreement would otherwise be extended, either party delivers written notice to the other party that such extension will not occur. Any such written notice shall not affect any prior extensions of the term of employment hereunder.

     1.2 During the term of this Agreement, the Chief Executive Officer shall devote his best efforts to performing such services for the Bank as may be consistent with his title of President and Chief Executive Officer and those which from time to time may be assigned to him by the Bank's Board of Directors.

     1.3 The services of the Chief Executive Officer to the Bank shall be rendered principally in the Commonwealth of Puerto Rico, but he shall do such traveling on behalf of the Bank as may be reasonably required by his duties.

     1.4 The Chief Executive Officer shall have sole, full and complete authority to make all determinations concerning hiring, dismissal and compensation for all classes of employees of the Bank, which determinations shall be in accordance with the policies for such hiring, dismissal and compensation established by the Board of Directors from time to time and in accordance with applicable laws and the rules and regulations of the Federal Deposit Insurance Corporation (the "FDIC").

     1.5 The Chief Executive Officer shall continue to occupy his position as a Director and Chairman of the Board of Directors of the Bank. Furthermore, during the term of this Agreement or extension thereof and for any elections of Directors in which his term as Director will expire, the Board of Directors shall nominate and recommend to the stockholders the election of the Chief Executive Officer as a Director and, if elected, the Board shall name the Chief Executive Officer to the position of Chairman of the Board of Directors.

2.   COMPETITIVE ACTIVITIES:

     2.1 The Chief Executive Officer agrees that during the term of this Agreement, except with the express written consent of the Board of Directors, he will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Bank; provided, however, that the Chief Executive Officer shall not thereby be precluded or prohibited from owning passive investments including investments in the securities of other financial institutions, so long as such ownership does not require him to devote substantial time to management or control of the business or activities in which he has invested.

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                                  -3-

     2.2 The Chief Executive Officer agrees and acknowledges that during the time that he is employed by the Bank, he will maintain an intimate knowledge of the activities and affairs of the Bank including trade secrets and other confidential matters. As a result, and also because of the special, unique, and extraordinary services that the Chief Executive Officer is capable of performing for the Bank or one of its competitors, the Chief Executive Officer recognizes that the services to be rendered by him hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. Therefore, if during the time he is employed by the Bank, the Chief Executive Officer renders services to a competitor of the Bank other than as authorized pursuant to Section 2.1 hereof, the Bank shall be entitled to immediate injunctive or other equitable relief to restrain the Chief Executive Officer from rendering his services to the competitor of the Bank, in addition to any other remedies to which the Bank may be entitled under law; provided, however, that the right to such injunctive or other equitable relief shall not survive the termination of the Chief Executive Officer's employment with the Bank.

3.   COMPENSATION AND REIMBURSEMENT OF EXPENSES:

     3.1 COMPENSATION. The Bank will compensate and pay for the Chief Executive Officer's services during the term of this Agreement a minimum base salary of two hundred ninety thousand dollars ($290,000.00) during fiscal year 1997, three hundred ten thousand dollars ($310,000.00) during fiscal year 1998 and three hundred twenty five thousands dollars ($325,000.00) for fiscal year 1999. The Chief Executive Officer's minimum salary for the remainder of the term of this Agreement of any extension thereof shall be mutually agreed by the Bank and the Chief Executive Officer, provided, however, that at no time shall such base salary be reduced below the minimum amount set forth above for fiscal year 1999.

     3.2 CAR ALLOWANCE. The Bank shall provide the Chief Executive Officer an annual car allowance in the sum of thirty four thousand dollars ($34,000.00) from which the Chief Executive Officer shall pay all his car related expenses, such as car lease payments, insurance, repairs, maintenance, gasoline, chauffeur, and the like.

     3.3 MINIMUM BASE SALARY INCREASES. The Bank and the Chief Executive Officer may agree to increases in the annual minimum base rate of salary from time to time, which increases thereafter shall constitute part of the Chief Executive Officer's base salary for purposes of this Agreement; provided, however, that any bonuses awarded by the Bank to the Chief Executive Officer from time to time, shall not constitute part of the base salary for purposes of this Agreement.

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                                  -4-

     3.4 MEMBERSHIPS. The Bank shall provide and maintain at its expense membership in such social and business clubs which in the judgement of the Chief Executive Officer are reasonably appropriate to the performance of his duties pursuant to this Agreement for the Bank. Such membership shall be maintained in the name of the Chief Executive Officer and he shall be reimbursed for all reasonable expenses and charges incurred by him at such clubs in performing his bank-related duties hereunder.

     3.5 REIMBURSEMENT OF EXPENSES. Not less frequently than monthly, the Bank shall pay for or reimburse the Chief Executive Officer for all reasonable travel and other expenses incurred by the Chief Executive Officer in the performance of his duties under this Agreement, including, without limiting the generality of the foregoing, the allowance and reimbursable expenses provided for in Section
3.2 and 3.4 hereinabove.

     3.6 OFFICE. The Bank shall furnish the Chief Executive Officer with a private office, a private secretary and such other assistance and accommodations as shall be suitable to the character of the Chief Executive Officer's position with the Bank and adequate for the performance of his duties hereunder.

     3.7 LIFE INSURANCE. The Bank and the Chief Executive Officer have agreed to continue the insurance policy in effect at the present time, which is a ten
(10) year term life insurance policy in the sum of one million dollars ($1,000,000.00) covering the life of the Chief Executive Officer and having as its beneficiary the Estate of Jose Enrique Fernandez. All premiums and other costs associated with such term life insurance policy shall be for the account of the Bank.

4.   DISABILITY

     4.1 If the Chief Executive Officer shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, and so long as such disability continues, the Chief Executive Officer shall, subject to the provisions of Section 6.2 and 6.3 hereof, continue to receive his full compensation for a period not to exceed the remaining term of this Agreement.

     4.2 There shall be deducted from the amounts paid to the Chief Executive Officer hereunder during any period of disability or incapacitation, as described in Section 4.1 hereof, any amounts actually paid to the Chief Executive Officer pursuant to any disability insurance or other similar such programs which the Bank has instituted or may institute on behalf of its employees for the purpose of providing compensation in the event of disability.

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                                  -5-

5.   ADDITIONAL COMPENSATION AND BENEFITS

     5.1 During the term of this Agreement, the Chief Executive Officer will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of the Bank or its subsidiaries and affiliates which may now exist or come into existence hereinafter, to the extent commensurate with his then duties and responsibilities, as fixed by the Bank's Board of Directors, and, to the extent that the Chief Executive Officer is otherwise eligible and qualifies, to so participate in, and receive such benefits or privileges. The Bank shall not make any changes in such plans, benefits or privileges which would adversely affect the Chief Executive Officer's rights or benefits thereunder, unless such change or changes are made pursuant to a program applicable to all executives of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to the Chief Executive Officer as compared to any executive officer of the Bank. Nothing paid to the Chief Executive Officer under any plan or arrangement presently in effect or made available in the future shall be deemed in lieu of the salary payable to the Chief Executive Officer pursuant to Section 3.1 hereof.

     5.2 Subject to the conditions described in section 5.3 below, the Board of Directors of the Bank, in contemplation of the execution of this Agreement, granted the Chief Executive Officer the option to purchase 30,000 shares of the common stock of the Bank (the "Options") under the terms and conditions approved by the Bank's Board of Directors on April 22, 1996, as supplemented hereunder. The options may be exercised by the Chief Executive Officer during a period commencing on the first and ending on the tenth anniversary of his employment, provided that the options may be exercised on an earlier date in the event of a change of control of the Bank as such term is defined in section 6.8(b) hereunder or if the Chief Executive Officer becomes disabled, dies or retired from employment with the Bank.

     5.3 The Options shall survive one (1) year after termination of this Agreement, unless said termination is pursuant to Sections 6.1, 6.5 or 6.6 hereto. The number of shares that the Chief Executive Officer has a right to acquire pursuant to the Options shall be adjusted proportionately to avoid any form of dilution, including but not limited to increases in the number of shares of stock of the Bank issued and outstanding due to stock splits, stock dividends, cash dividends or additional authorizations of issuance of stock.

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                                  -6-

6.   TERMINATION

     6.1 The Board of Directors shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 6.8(c) hereunder, to terminate the Chief Executive Officer's employment hereunder, including termination for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for the willful and continued failure of the Chief Executive Officer to perform his duties under this Agreement or the willful engaging by the Chief Executive Officer in illegal conduct or gross misconduct materially injurious to the Bank, as determined by a court of competent jurisdiction or a federal or state regulatory agency having jurisdiction over the Bank. For purposes of this paragraph, no act, or failure to act, on the Chief Executive Officer's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank; provided that any act or omission to act on the Chief Executive Officer's behalf in reliance upon an opinion of counsel to the Bank or counsel to the Chief Executive Officer shall not be deemed to be willful.

     6.2  In the event employment is terminated for just cause pursuant to
Section 6.1 hereof, the Chief Executive Officer shall have no right to compensation or other benefits for any period after such date of termination.
If the Chief Executive Officer is terminated by the Bank other than for just cause pursuant to Section 6.1 hereof and other than in connection with a change of control of the Bank, as defined herein, the Chief Executive Officer's right to compensation and other benefits under this Agreement shall be as set forth in Sections 6.8(e) and (f) hereof. In the event that (i) there occurs a change in control of the Bank, as defined herein, or (ii) the Chief Executive Officer is terminated by the Bank other than for just cause pursuant to Section 6.1 hereof in contemplation of a change of control of the Bank, as defined herein, the Chief Executive Officer's right to compensation and other benefits under this Agreement shall be as set forth in Sections 6.8(d) and (f) hereof.

     6.3 The Chief Executive Officer shall have the right, upon prior written Notice of Termination of not less than thirty (30) days satisfying the requirements of Section 6.8(c) hereof, to terminate his employment hereunder, but in such event, the Chief Executive Officer, except as otherwise provided herein, shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for good reason, as defined, pursuant to Section 6.8(a) hereof. If the Chief Executive Officer provides a Notice of Termination for good reason, as defined, the date of

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                                  -7-

Termination shall be the date on which a Notice of Termination is given.

     6.4 If the Chief Executive Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall: (i) pay the Chief Executive Officer all the compensation withheld while contract obligations were suspended, and,
(ii) reinstate (in whole or in part) any of its obligations which were suspended.

     6.5 If the Chief Executive Officer is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but rights of the Chief Executive Officer to compensation earned as of the date of termination shall not be affected.

     6.6 If the Bank is in default, as defined to mean an adjudication or other official determination of a court of competent jurisdiction or other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the Bank for the purpose of liquidation, all obligations under this Agreement shall terminate as of the date of default, but rights of the Chief Executive Officer to compensation earned as of the date of termination shall not be affected.

     6.7 In the event that the Chief Executive Officer is terminated in a manner which violates the provisions of Section 6.1, as determined by a court of competent jurisdiction, the Chief Executive Officer shall be entitled to reimbursement for all reasonable costs, including attorneys' fees in challenging such termination. Such reimbursement shall be in addition to all rights to which the Chief Executive Officer is otherwise entitled under this Agreement.

     6.8 (a) The Chief Executive Officer may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean (i) a failure by the Bank to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by the Chief Executive Officer to the Bank, or (ii) any purported termination of the Chief Executive Officer's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph

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                                  -8-

(c) hereof (and for purposes of this Agreement no such purported termination shall be effective).

          (b) For purposes of this Agreement, a "change in control of the Bank" shall mean a change in control: (i) as defined in 12 U.S.C. Section 1817(j) and 12 C.F.R. Section 303.4, or (ii) that would be required to be reported in response to Item 6(e) of Schedule 14A or Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than the Bank or any "person" who on the date hereof is a director or officer of the Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the Bank's then outstanding securities, or (B) in the event that the Bank completes a reorganization into the bank holding company form of ownership, after such reorganization is completed any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than the holding company or any "person" who on the date hereof is a director or officer of the holding company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the holding company representing 25% or more of the combined voting power of the holding company's then outstanding securities, or (C) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. Notwithstanding the provisions of this Section or the Exchange Act, a change in control of the Bank shall not be deemed to have occurred in the event the Bank undertakes a reorganization to form a bank holding company.

          (c) Any termination of the Chief Executive Officer's employment by the Bank or by the Chief Executive Officer shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Chief Executive Officer's employment under the provision so indicated; (iii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of

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                                  -9-

Termination is given, except in the case of the Bank's termination of the Chief Executive Officer's employment for just cause pursuant to Section 6.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given in the manner specified in Section 9.1 hereof.

          (d) In the event that: (i) there occurs a change in control of the Bank, as defined herein, or (ii) the Chief Executive Officer is terminated by the Bank other than for just cause pursuant to Section 6.1 hereof in contemplation of a change of control of the Bank, as defined herein, then in lieu of any further salary payments to the Chief Executive Officer for periods subsequent to the date of change of control of the Bank or termination of employment, as the case may be, the Bank shall, subject to the receipt of written approval, to the extent necessary, from the FDIC and any other applicable regulatory agency, pay to the Chief Executive Officer an amount equal to (A) the aggregate annual compensation paid to or payable by the Bank and any of its subsidiaries to the Chief Executive Officer, which amount shall include the Chief Executive Officer's base salary, bonus (equal to the highest cash bonus paid to the Chief Executive Officer in any of the three fiscal years prior to the date of the change of control of the Bank or termination of employment, as the case may be), car allowance and the value of any other benefits provided to the Chief Executive Officer, during the year in which the change of control of the Bank or the termination of the Chief Executive Officer occurs, as the case may be, multiplied by (B) 3.00, such payment to be made in a lump sum on or before the fifth day following the date on which the change of control of the Bank occurs or the termination of the Chief Executive Officer occurs, as the case may be. In the event that any of the items that would be included in aggregate annual compensation has not yet been paid during the year in which the change of control of the Bank or the termination of the Chief Executive Officer occurs, then the amount of such item to be included for purposes of this calculation shall be the amount paid during the preceding year.

          (e) In the event that: (i) the Chief Executive Officer shall terminate his employment for good reason as defined in Subpart (i) or (ii) of
Section 6.8(a) hereof, or (ii) if the Chief Executive Officer is terminated by the Bank for other than just cause pursuant to Section 6.1 hereof and other than in connection with a change in control of the Bank, as defined herein, then in lieu of any further salary payments to the Chief Executive Officer for periods subsequent to the date of termination, the Bank shall pay as severance to the Chief Executive Officer an amount equal to the product of (A) the aggregate annual compensation paid to or payable by the Bank and any of its subsidiaries to the Chief Executive Officer, which amount shall include the Chief Executive Officer's base salary, bonus (equal to the highest cash bonus paid to the Chief Executive Officer in any of the three fiscal years prior to the date of the change of control of the Bank or termination of employment, as the case may be), car allowance and the value of any other benefits provided to the Chief Executive Officer, during the year in which the change of control of the Bank or the termination of the Chief Executive Officer occurs, as the case may be, multiplied by (B) 2.00, such payment to be made in a lump sum on or before the fifth day following the date of termination.

          (f) Unless the Chief Executive Officer is terminated for just cause pursuant to Section 6.1 hereof, pursuant to Section 6.5 hereof, or pursuant to a termination of employment by the Chief Executive Officer for other than good reason, the Bank shall maintain in full force and effect, for the continued benefit of the Chief Executive Officer for the term of years (including partial years) as determined in paragraph (d) of this Section 6.8, all employee benefit plans and programs in which the Chief Executive Officer was entitled to participate immediately prior to the date of termination, provided that the Chief Executive Officer's continued participation is possible under the general terms and provisions of such plans and programs.

          (g) The Chief Executive Officer shall not be required to mitigate the amount of any payment provided for in paragraphs (d) and (e) of this Section 6.8 by seeking other employment or otherwise.

     6.9 Any payments made to the Chief Executive Officer pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. The Bank shall in good faith seek to obtain any necessary consents or approvals from the FDIC or any other applicable regulatory agency and any successors thereto with respect to any payments to be made or any benefits to be provided to the Chief Executive Officer pursuant to the terms of this Agreement.

7.   INDEMNIFICATION

     7.1(a) The Bank shall indemnify, to the fullest extent authorized by applicable federal and Commonwealth of Puerto Rico laws and regulations, the Chief Executive Officer with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Bank) that the Chief Executive Officer is a party or is threatened to made a party by reason of the fact that he is or was the President and Chief Executive Officer of the Bank, or is or was serving at the written request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against costs and expenses (including

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                                  -11-

attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Bank, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Bank shall not be liable for any amounts which may be due to the Chief Executive Officer in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by the Chief Executive Officer seeking indemnification hereunder without its prior written consent.

8.   SUCCESSORS OF THE PARTIES

     8.1 This Agreement shall inure to the benefit of and be binding upon the Chief Executive Officer, and, to the extent applicable, his assigns, executors, and personal representatives and the Bank, its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Bank's assets and business, or with or into which the Bank may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Section 6.8.

     8.2 This Agreement is personal to each of the parties hereto and neither party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party.

9.   NOTICES

     9.1 All notices required by this Agreement to be given by one party to the other shall be in writing and shall be deemed to have been delivered either:

          (a) When personally delivered to the office of the Secretary of the Bank at his regular corporate office, or the Chief Executive Officer in person; or

          (b) Five days after depositing such notice in the United States mails, certified mail with return receipt requested and postage prepaid to:

                    (i)  Jose E. Fernandez
                         Calle Lila #1717
                         Urbanizacion San Francisco
                         San Juan, Puerto Rico 00927

                    (ii) Oriental Bank and Trust Co.

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                                  -12-

                         P0 Box 1429
                         Hato Rey, Puerto Rico 00919


or such other address as either party may designate to the other by notice in writing in accordance with the terms hereof.

10.  AMENDMENTS OR ADDITIONS

     10.1 No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. The prior approval by a two-thirds affirmative vote of the full Board of Directors of the Bank shall be required in order for the Bank to authorize any amendments or additions to this Agreement, to give any consent or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of the employment of the Chief Executive Officer with or without just cause under Section 6.1 hereof.

11.  MISCELLANEOUS

     11.1 No course of conduct between the Bank and Chief Executive Officer to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and, every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

     11.2 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     11.3 This Agreement shall be governed in all respects and be interpreted by and under the laws of the Commonwealth of Puerto Rico, except to the extent that such law may be preempted by applicable Federal law, including regulations, opinions or orders duly issued by the FDIC ("Federal Law"), in which event this Agreement shall be governed and be interpreted by and under Federal Law. Venue for the litigation of any and all matters arising under or in connection with this Agreement shall be laid in the United States District Court for the District of Puerto Rico, at San Juan, in the case of federal jurisdiction, and in the Superior Court of the Commonwealth of Puerto Rico in San Juan, in the case of state court jurisdiction.

     11.4 Notwithstanding anything to the contrary herein contained, the payment or obligation to pay any monies or granting of any rights or privileges to the Chief Executive Officer as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that the Chief Executive Officer now has under any plan or benefit presently outstanding.

     11.5 This Agreement shall replace and supersede the Employment Agreement, dated as of September 1, 1993, between the Chief Executive Officer and the Bank.

     At San Juan, Puerto Rico this 1st day of September, 1996.

                                                      ORIENTAL BANK AND TRUST



/s/ Jose Enrique Fernandez    By:         /s/ Julian Inclan
--------------------------       ---------------------------------
   JOSE ENRIQUE FERNANDEZ                    Julian Inclan
                                               Director


                                          /s/ Alberto Richa
                                 ---------------------------------
                                            Alberto Richa
                                               Director


                                          /s/ Emilio Rodriguez Jr.
                                 ---------------------------------
                                          Emilio Rodriguez, Jr.
                                                Director